Exhibit 5.1

                  Opinion of Akerman, Senterfitt & Eidson, P.A.
           regarding the legality of the common stock being registered


                                November 16, 2000


ECOS Group, Inc.
14505 Commerce Way, Suite 400
Miami Lakes, Florida 33016


Ladies and Gentlemen:

         We have acted as counsel to ECOS Group, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of up to 7,942,667 shares (the "Shares") of common stock, $.012 par value per share, issuable in connection with the Stock Option Agreements entered into between the Company and each of the parties listed on Annex A attached hereto (the "Agreements").

         In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents: (1) the Company's Articles of Incorporation and the Company's Bylaws; (2) the Agreements; and (3) such other documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In making the foregoing examinations we have assumed, without investigation, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the documents. As to various questions of fact material to the opinions expressed below, we have relied solely on the representations or certificates of officers and/or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments such other documents and instruments.

         Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the agreements, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations promulgated thereunder.

                                              Sincerely,

                                              AKERMAN, SENTERFITT & EIDSON, P.A.

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                                     ANNEX A

                               Charles C. Evans
                               Timothy R. Gipe
                               Leon S. Eplan
                               Wendell R. Anderson
                               Luis De La Cruz
                               Joseph F. Startari
                               Robert G. Turner
                               Craig C. Clevenger
                               Jay Sall
                               David Reed
                               Ana Caminas
                               Rich Grupenhoff
                               Cheryl A. Wenemer
                               Mark A. Skweres
                               Daniel Cottrell
                               Robert N. Hartsell
                               David Wind
                               D. Kirk Smith
                               Maria Altuna
                               Susan M. Galante